SUB-ITEM 77I

Massachusetts Investors Growth Stock Fund established a new class of shares, class R shares, as described in the prospectus supplement contained in Post-Effective Amendment No. 74 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such description is incorporated herein by reference.